Exhibit 99.2

Summary Description of the AngioDynamics, Inc. Employee Stock Purchase Plan (as amended)

The following is a summary of the principal provisions of the AngioDynamics., Inc. Employee Stock Purchase Plan, as amended.  This summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, which is included as Exhibit 10.2 to this report.

Administration

The plan will be administered by our Board of Directors.  The board has the final power to construe and interpret both the plan and the rights granted under it, and to adopt rules and regulations for the administration of the plan. Determinations made by the board with respect to any matter or provision contained in the plan shall be final, conclusive, and binding on AngioDynamics and all participants in the plan.

Stock Subject to the Plan

Subject to adjustment as provided below, the maximum aggregate number of shares to be offered under the plan will be 1,200,000 shares of our common stock.  Shares delivered under the plan may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.

Purchase Periods and Purchase Dates

Shares of common stock will be offered under the plan through offering periods, each with a duration of approximately six months.  The offering periods will commence on the first business day on or after September 1st and March 1st of each year and each consists of a series of successive six-month purchase periods. Purchases will occur on the last day of each purchase period.

Eligibility and Participation

Any person who, on the first day of an offering period, has been employed in a full-time capacity for at least three months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year is eligible to participate in that offering period.  However, no employee is eligible to participate in the plan if, on the first day of an offering period, the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or those of any of our subsidiaries.  Eligible participants may join an offering period prior to the beginning of the period.

Purchase Price

The purchase price of the shares of common stock acquired on each purchase date will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period, subject to any adjustments made by the Board of Directors in the event of changes in capitalization, dissolution or liquidation, or merger or asset sale.  “Fair market value” means the closing sale price (or closing bid price if no sales are reported) of our common stock as reported by the Nasdaq Global Select Market or, in the absence of an established trading market, as determined in good faith by the Board of Directors.

Payroll Deductions and Stock Purchases

The purchase price of the shares will be accumulated by payroll deductions in an amount of not less than one (1%) percent and not more than fifteen (15%) percent (or such greater percentage as the board may establish from time to time before an offering commencement date) of a participant’s compensation on each payday during an offering period. The accumulated deduction will automatically be applied on each purchase date to the purchase of whole shares of common stocks at the purchase price in effect for that purchase date. For purposes of the plan, eligible compensation includes salary, wages, overtime, bonuses, commissions and incentive compensation.

Special Limitations

The plan imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•
A participant may not be granted rights under the plan and all other employee stock purchase plans of AngioDynamics and its subsidiaries to purchase more than $25,000 worth of common stock (determined based on fair market value of the stock on the first day of the offering period) for each calendar year in which the offering period is in effect; and

•	No Participant may purchase more than $9,000 worth of common stock on any one purchase date.

Withdrawal; Termination of Purchase Rights

A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to acquire shares under the plan any time on or before 15 days prior to a purchase date.

Purchase rights granted pursuant to any offering period under the plan terminate immediately upon cessation of a participant’s employment for any reason.  The participant will be deemed to have elected to withdraw from the plan, and we will distribute to such participant, or, in the case of his or her death, to the person or persons designated as his or her beneficiary, all of his or her accumulated payroll deductions.

Upon a participant’s withdrawal, all of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of a notice of withdrawal, the participant’s purchase right for the offering period will automatically be terminated, no further payroll deductions for the purchase of shares will be made for such offering period, and payroll deductions will not resume at the beginning of the succeeding offering period or any offering period thereafter unless the participant re-enrolls in the plan.  A participant’s withdrawal from a given offering period will not affect such participant’s eligibility to participate in subsequent offering periods under the plan.

No Transfer

Purchase rights granted under the plan are not transferable by a participant and may be exercised only by the participant to whom such rights are granted.

Adjustment Provisions

The number of shares authorized but not yet issued and the purchase price thereof, and the maximum number of shares that a participant may purchase each purchase period, will be proportionately adjusted for any increase or decrease in the number of our issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other similar change in the number of our outstanding shares effected without the receipt of consideration by us.

Effect Of Certain Corporate Transactions

The plan provides that, in the event of: (i) a sale of all or substantially all of our assets; or (ii) our merger with or into another corporation, the plan will be assumed, or an equivalent plan substituted, by the successor corporation or a parent or subsidiary of the successor corporation.  However, if the successor corporation refuses to assume the plan or substitute an equivalent plan, the offering period then in progress will be shortened by changing the next purchase date to a date that falls before the date of the proposed sale of assets or merger.  Similarly, in the event of a proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by changing the next purchase date to a date before the date of the proposed dissolution or liquidation. In each such instance, all participants’ purchase rights will be exercised automatically on the new purchase date unless before such date they have withdrawn from the offering period.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the plan at that time, then the board will make a pro rata allocation of the available shares in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Duration, Amendment And Termination

Unless sooner terminated by our Board of Directors, the plan will continue in effect for a term of ten (10) years.

The board may modify or amend the plan at any time. Any modification or amendment of the plan must be approved by the shareholders if such approval is required under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), or any regulations promulgated thereunder, Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under the Nasdaq or any other applicable listing requirements.

The board may also amend or modify the plan, and any purchase rights previously granted under the plan, to the extent necessary to ensure the continued qualification of the plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

Summary of Federal Income Tax Consequences under the Employee Stock Purchase Plan

The following is a summary of the principal United States Federal income taxation consequences to AngioDynamics and participants subject to U.S. taxation with respect to participation in the plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and AngioDynamics will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the closing selling price of the shares on the participant’s entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. AngioDynamics will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) fifteen percent (15%) of the closing selling price of the shares on his or her entry date into the purchase period in which those shares were acquired.